Exhibit 10.1

DELTA AIR LINES, INC.

Pass Through Certificates, Series 2007-1

PURCHASE AGREEMENT

Dated:  October 4, 2007

DELTA AIR LINES, INC.

Pass Through Certificates, Series 2007-1

PURCHASE AGREEMENT

October 4, 2007

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC

c/o Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080

c/o Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

Delta Air Lines, Inc., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and each of the other Initial Purchasers named in Schedule I hereto (collectively, the “Initial Purchasers,” which term shall also include any initial purchaser substituted as hereinafter provided in Section 8 hereof), for whom Merrill Lynch and Credit Suisse are acting as representatives (in such capacity as the “Representatives”), with respect to the issue and sale by U.S. Bank Trust National Association (“U.S. Bank Trust”), acting not in its individual capacity but solely as pass through trustee (the “Trustee”) under the Pass Through Trust Agreement, dated as of November 16, 2000 (the “Basic Agreement”) and supplemented as described below, between the Company and the Trustee, as successor in interest to State Street Bank and Trust Company of Connecticut, National Association, to the Initial Purchasers of the Delta Air Lines Pass Through Certificates, Series 2007-1A (the “Class A Certificates”), the Delta Air Lines Pass Through Certificates, Series 2007-1B (the “Class B Certificates”), and the Delta Air Lines Pass Through Certificates, Series 2007-1C (the “Class C Certificates” and, together with the Class A Certificates and the Class B Certificates, the “Certificates”), each in the aggregate amounts and with the interest rates and final expected distribution dates set forth in Schedule II hereto, on the terms and conditions stated herein.

The Basic Agreement is supplemented with respect to (a) the Class A Certificates by a trust supplement, to be dated as of October 11, 2007 (the “Class A Trust Supplement”), which relates to the creation and administration of the Delta Air Lines Pass Through Trust, Series 2007-1A (the “Class A Trust”), (b) the Class B Certificates by a trust supplement, to be dated as of October 11, 2007 (the “Class B Trust Supplement”), which relates to the creation and administration of the Delta Air Lines Pass Through Trust, Series 2007-1B (the “Class B Trust”), and (c) the Class C Certificates by a trust supplement, to be dated as of October 11, 2007 (the “Class C Trust Supplement” and, together with the Class A Trust Supplement and the Class B Trust Supplement, the “Trust Supplements”), which relates to the creation and administration of the Delta Air Lines Pass Through Trust, Series 2007-1C (the “Class C Trust” and, together with the Class A Trust and the Class B Trust, the “Trusts”).  The Basic Agreement as supplemented by the related Trust Supplements are collectively defined as the “Designated Agreements”.

The cash proceeds of the offering of Certificates by each Trust will be paid to U.S. Bank National Association, as escrow agent (the “Escrow Agent”), under an Escrow and Paying Agent Agreement among the Escrow Agent, the Initial Purchasers, the Trustee and U.S. Bank Trust, as paying agent (the “Paying Agent”), for the benefit of the holders of Certificates issued by such Trust (each, an “Escrow Agreement” and collectively, the “Escrow Agreements”).  The Escrow Agent will deposit such cash proceeds (each, a “Deposit” and collectively, the “Deposits”) with Credit Suisse, New York Branch (the “Depositary”), in accordance with a deposit agreement relating to such Trust (each a “Deposit Agreement” and collectively, the “Deposit Agreements”), and will withdraw Deposits upon request to allow the Trustee of such Trust to purchase Equipment Notes (as defined in the Note Purchase Agreement referred to herein) from time to time pursuant to a Note Purchase Agreement to be dated as of the Closing Time (as defined in Section 2(b) hereof) (the “Note Purchase Agreement”) among the Company, the Trustee of each of the Trusts and U.S. Bank Trust, as Subordination Agent (as hereinafter defined), Paying Agent and Escrow Agent.  With respect to each Certificate, the Escrow Agent will issue a receipt to be attached to such Certificate (each an “Escrow Receipt”) representing a fractional undivided interest of the holder of such Certificate in amounts deposited with the Depository on behalf of the Escrow Agent and will pay to such holders through the related Paying Agent interest accrued on the Deposits and received by such Paying Agent pursuant to the related Deposit Agreement at a rate per annum equal to the interest rate applicable to such Certificate.  Subject to the terms and conditions of the Note Purchase Agreement and the relevant participation agreement between the Company and U.S. Bank Trust (each, a “Participation Agreement”), the Equipment Notes will be issued in three series under up to 36 separate Indenture and Security Agreements between the Company and U.S. Bank Trust, as Loan Trustee (the “Loan Trustee”) (each, including any supplements thereto, an “Indenture” and collectively, the “Indentures”).

The holders of the Class A and Class B Certificates will be entitled to the benefits of a liquidity facility with respect to certain amounts of interest payable thereon.  Landesbank Hessen-Thüringen Girozentrale (the “Liquidity Provider”) will enter into a revolving credit agreement with respect to the Class A Trust and the Class B Trust, respectively (each, a “Liquidity Facility” and together, the “Liquidity Facilities”), to be dated as of the Closing Time, for the benefit of the holders of the Class A Certificates and the Class B Certificates.  The Liquidity Provider and the holders of the Class A Certificates, the Class B Certificates and the Class C Certificates will be entitled to the benefits of an Intercreditor Agreement, to be dated as of the Closing Time (the “Intercreditor Agreement”) among U.S. Bank Trust as Trustee of the Class A Trust, the Class B Trust and the Class C Trust, the Liquidity Provider and U.S. Bank Trust, as Subordination Agent (the “Subordination Agent”).

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings specified in or pursuant to the Designated Agreements or the Intercreditor Agreement; provided that, as used in this Agreement, the term “Operative Documents” shall mean the Intercreditor Agreement, the Liquidity Facilities, the Fee Letter, the Designated Agreements, the Participation Agreements, the Indentures, the Escrow Agreements, the Deposit Agreements and the Note Purchase Agreement.

The Company understands that the Initial Purchasers propose to make an offering of the Certificates on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Certificates to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered.  The Certificates are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions therefrom.  Pursuant to the terms of the Certificates and the applicable Designated Agreements, investors that acquire Certificates may only resell or otherwise transfer such Certificates if such Certificates are hereafter registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the Securities Act by the Securities and Exchange Commission (the “Commission”)), and if such investors comply with the transfer restrictions relating to the Certificates, which include limiting resales to qualified institutional buyers within the meaning of Rule 144A (each, a “QIB”).

The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be dated as of the Closing Time among the Company, the Initial Purchasers and the Trustee of the Class A Trust, the Class B Trust and the Class C Trust (the “Registration Rights Agreement”).

The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated October 3, 2007 (the “Preliminary Memorandum”) and will prepare and will deliver to each Initial Purchaser copies of a final offering memorandum dated October 4, 2007 (the “Final Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Certificates.  “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Memorandum or the Final Memorandum, as amended or supplemental at any such date or time), including exhibits thereto and any documents (or portion thereof) incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Certificates.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “Exchange Act”) which is incorporated by reference in the Offering Memorandum.

As used herein, unless the context otherwise requires, the term “you” shall mean the Representatives.

1.  Representations and Warranties of the Company.  The Company represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time, and agrees with each Initial Purchaser, as follows:

(a)  The Offering Memorandum as of the Applicable Time (as defined below) as supplemented by the final pricing term sheet, in the form attached hereto as Schedule III (the “Pricing Supplement”), that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Certificates all considered together (collectively, the “Disclosure Package”) did not, as of the Applicable Time and will not, as of the Closing Time, and any individual Supplemental Offering Materials (as defined below), when considered together with the Disclosure Package did not, as of the Applicable Time, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  “Applicable Time” means 4:30 pm (Eastern time) on October 4, 2007 or such other time as agreed by the Company and Merrill Lynch.

“Supplemental Offering Materials” means any “written communication” (within the meaning of the Securities Act Regulations (as defined below)) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Certificates other than the Offering Memorandum or amendments or supplements thereto (including the Pricing Supplement), including, without limitation,  any road show relating to the Certificates that constitutes such a written communication.

As of its date and as of the Closing Time, the Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representation and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package, the Final Memorandum or any Supplemental Offering Materials made in reliance upon and in conformity with information relating to any Initial Purchaser furnished in writing to the Company in connection with the Disclosure Package and the Final Memorandum or any Supplemental Offering Materials by or on behalf of such Initial Purchaser through the Representatives expressly for use therein, the only such information furnished by any Initial Purchaser for inclusion in the Disclosure Package, the Final Memorandum or in any Supplemental Offering Materials being the information identified in Sections 7(a) and 7(b) hereof.

(b)  The consolidated financial statements incorporated by reference in the Disclosure Package and the Final Memorandum and any amendments thereof or supplements thereto present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations and cash flows for the periods specified and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as indicated therein, and the supporting schedules incorporated by reference in the Disclosure Package and the Final Memorandum present fairly the information required to be stated therein.

(c)  The documents incorporated by reference in the Disclosure Package and the Final Memorandum and any amendments thereof or supplements thereto, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

(d)  Since the date as of which information is given in the Disclosure Package and the Final Memorandum, there has been no material adverse change in, or any development known to the Company which would have a material adverse effect on, the consolidated financial condition or operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth or contemplated in the Disclosure Package and the Final Memorandum.

(e)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as it is now being conducted except where the failure to have such power or authority would not individually or in the aggregate have a Material Adverse Effect.

(f)  The Company (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a), (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102 and (iv) is duly qualified as a foreign corporation for the transaction of business and in good standing under the laws of each jurisdiction (other than the State of Delaware) in which the Company has intrastate routes, or has a principal office or major overhaul facility and where the failure to so qualify would have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole; and each material subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

(g)  The execution and delivery by the Company of this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, the Amended and Restated Certificate of Incorporation or Bylaws, as amended, of the Company or any of its subsidiaries or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, violations and defaults as would not have a Material Adverse Effect, and that would not affect the validity of the Equipment Notes or Certificates), nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Bylaws of the Company, or any statute or any order, rule or regulation of any court or governmental agency or body, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; and except as disclosed in the Disclosure Package and the Final Memorandum, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, issuance and delivery of the Certificates and the Equipment Notes, the valid authorization, execution, delivery and performance by the Company of this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, or the consummation by the Company of the transactions contemplated by this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, except (i) such as are required under the Blue Sky or securities laws of the various states, (ii) such as are required under the federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement, (iii) filings or recordings with the Federal Aviation Administration (“FAA”) and under the Uniform Commercial Code as in effect in the State of Delaware, which filings or recordings will have been duly made or duly presented for filing on or prior to the applicable Closing Date (as defined in the applicable Participation Agreement) and (iv) such as may be required in connection with the registration of the “international interests” created pursuant to the Indentures under the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment signed in Cape Town, South Africa on November 16, 2001.

(h)  This Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party have each been duly authorized by the Company.  This Agreement and each Operative Document to which the Company is, or is to be, a party, have been or (subject to the satisfaction of conditions precedent set forth in the Note Purchase Agreement and the Participation Agreements) will be at or prior to the Closing Time or the applicable Closing Date (as defined in the applicable Participation Agreement), duly executed and delivered by the Company.  The Equipment Notes will be (subject to the satisfaction of conditions precedent set forth in the Note Purchase Agreement and the Participation Agreements) duly executed and delivered by the Company at or prior to the applicable Closing Date (as defined in the applicable Participation Agreement).  The Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, when duly executed and delivered by the Company, assuming that such documents constitute the legal, valid and binding obligations of each other party thereto and, in the case of the Equipment Notes, assuming that such Equipment Notes are duly authorized by the Loan Trustee, constitute or will constitute the legal, valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity; and the holders thereof will be entitled to the benefits of the related Designated Agreements and except, in the case of the Indentures, as limited by applicable laws that may affect the remedies provided in the Indentures.  When executed, authenticated, issued and delivered in the manner provided for in the related Escrow Agreements, the Escrow Receipts will be legally and validly issued and will be entitled to the benefits of the related Escrow Agreements.  The Certificates, the Equipment Notes, the Escrow Receipts and the Operative Documents will conform in all material respects to the descriptions thereof in the Final Memorandum and any amendments thereof or supplements thereto, to the extent described therein.

(i)  Deloitte & Touche LLP, who reported on certain annual consolidated financial statements of the Company incorporated by reference in the Disclosure Package and the Final Memorandum, were, at the time such reports were prepared, independent accountants as required by the Securities Act and the rules and regulations thereunder (the “Securities Act Regulations”).

(j)  Ernst & Young LLP, who reported on certain annual consolidated financial statements of the Company incorporated by reference in the Disclosure Package and the Final Memorandum, are independent accountants as required by the Securities Act and the Securities Act Regulations.

(k)  When duly executed, authenticated and delivered by the Trustee in accordance with the terms of the related Designated Agreements and offered, sold and paid for as provided in this Agreement, the Certificates will be validly issued pursuant to the related Designated Agreements, and will constitute the legal, valid and binding obligations of the related Trustees enforceable against such Trustees in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity; and the holders thereof will be entitled to the benefits of the related Designated Agreements.

(l)  The Equipment Notes, when duly executed and delivered by the Company and when duly authenticated by the Loan Trustee in accordance with the terms of the related Indentures, will be duly issued under such Indentures and will constitute the legal, valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity; and, as so limited, the holders thereof will be entitled to the benefits of the related Indentures.

(m)  The statements set forth in the Disclosure Package and the Final Memorandum under the headings “Certain U.S. Federal Income Tax Consequences”, “Certain Delaware Taxes” and “Certain ERISA Considerations”, insofar as such statements purport to summarize the laws and legal matters, referred to therein, constitute accurate summaries thereof in all material respects.

(n)  Other than as set forth in the Disclosure Package and the Final Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, in the reasonable judgment of the Company, individually or in the aggregate are likely to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(o)  The Company has authorized capital stock as set forth in the Disclosure Package and the Final Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each material subsidiary (except for Aero Assurance Ltd. for which the Company owns approximately a 90% equity interest) of the Company have been fully and validly authorized and issued, are fully paid and non-assessable and, except for directors’ qualifying shares and other than pursuant to the Company’s senior secured exit financing facility or as disclosed in the Disclosure Package and the Final Memorandum, are owned directly or indirectly by the Company.

(p)  Within the preceding six months, neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Certificates in a manner that would require the registration under the Securities Act of the Certificates or (ii) offered, solicited offers to buy or sold the Certificates by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(q)  Assuming the accuracy of the representations and warranties of, and compliance with the agreements made by, the Initial Purchasers in this Agreement, (i) the offer and sale of the Certificates to the Initial Purchasers and the initial resale of the Certificates by the Initial Purchasers to investors in the manner contemplated by this Agreement, the Disclosure Package and the Final Memorandum and (ii) any offer and sale of the Equipment Notes that may be deemed to occur by virtue of such offer and sale of the Certificates will be exempt from the registration requirements of Securities Act; it is not necessary to qualify any of the Indentures  or the Designated Agreements under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(r)  The Certificates satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(s)  The Company is subject to Section 13 or 15(d) of the Exchange Act.

(t)  Except as otherwise disclosed in the Disclosure Package and the Final Memorandum, no labor problem or dispute with the employees of the Company or any of its subsidiaries, that could reasonably be expected to have a Material Adverse Effect, exists or, to the knowledge of the Company, is threatened.

(u)  Except as described in the Disclosure Package and the Final Memorandum the Company and each material subsidiary possess all licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except to the extent that the failure to possess such licenses, certificates, authorizations or permits would not have a Material Adverse Effect; and to the Company’s knowledge neither the Company nor any Significant Subsidiary (as defined in Registration S-X under the Securities Act) has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, with respect to which any unfavorable decision, ruling or finding would singly or in the aggregate, result in a Material Adverse Effect.

(v)  Except as otherwise disclosed in the Disclosure Package and the Final Memorandum, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health (to the extent related to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, result in a Material Adverse Effect.

(w)  None of the Company or any Trust is, and after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum, none of the Company or the Trusts will be, required to register as an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”) nor will the escrow arrangements relating to the Trusts contemplated by the respective Escrow Agreements result in the creation of, an “investment company”, as defined in the 1940 Act.

(x)  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Disclosure Package and the Final Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness identified by management or by the Company’s auditors and communicated to Management in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(y)  Any statistical and market-related data included in the Disclosure Package and the Final Memorandum are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources.

2.  Purchase and Sale.  (a)  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to cause the Trustee to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Trustee, the aggregate principal amount of Certificates set forth opposite the name of such Initial Purchaser in Schedule I, plus any additional principal amount of Certificates which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 8 hereof.  Concurrently with the issuance of the Certificates, the Escrow Agent shall issue and deliver to the Trustee the Escrow Receipts in accordance with the terms of the Escrow Agreements, which Escrow Receipts shall be attached to the related Certificates.

(b)  Payment of the purchase price for, and delivery of, the Certificates (with attached Escrow Receipts) shall be made at the offices of Debevoise & Plimpton LLP at 10:00 am on October 11, 2007, or at such other date, time or location or locations as shall be agreed upon by the Company and you, or as shall otherwise be provided in Section 7 (such date and time being herein called the “Closing Time”).  Payment shall be made to or upon the order of the Trustee by federal funds wire transfer or other immediately available funds against delivery to the account of Merrill Lynch at DTC for the respective accounts of the several Initial Purchasers of the Certificates.  The Certificates (with attached Escrow Receipts) will be registered in the name of Cede & Co. or in such other names, and in such authorized denominations as you may request in writing at least two full business days before the Closing Time.  Certificates for such Certificates (with attached Escrow Receipts), which may be in temporary form, will be made available for examination and packaging by you at the location or locations at which they are to be delivered at the Closing Time not later than 9:30 A.M., New York City time, on the business day prior to the Closing Time.

(c)  The Company will pay to Merrill Lynch at the Closing Time for the accounts of the Initial Purchasers the sum of $9,869,139.  Such payment will be made by federal funds wire transfer or other immediately available funds.

3.  Agreements.  The Company covenants with each Initial Purchaser as follows:

(a)  Immediately following the execution of this Agreement, the Company will prepare a Final Memorandum in a form reasonably approved by you, which sets forth the principal amount of the Certificates and their terms not otherwise specified in the Preliminary Memorandum, the name of each Initial Purchaser participating in the offering and the principal amount of the Certificates that each severally has agreed to purchase, the price at which the Certificates are to be purchased by the Initial Purchaser from the Trustee, any offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Certificates. The Company will furnish to the Initial Purchasers as many copies of the Offering Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you shall reasonably request.

(b)  Before amending or supplementing the Offering Memorandum, the Company will give you notice of its intention to make any such amendment, furnish you a copy of any such proposed amendment or supplement and will not use any such proposed amendment or supplement in a form to which you shall reasonably object.

(c)  If, at any time during such period after the date hereof and prior to the date on which all of the Certificates shall have been sold by the Initial Purchasers, any event occurs as a result of which the Disclosure Package, any Offering Memorandum or any Supplemental Offering Material (when considered together with the Disclosure Package) would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company promptly will prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with applicable law.

(d)  The Company will promptly take such actions as you may reasonably request to qualify the Certificates for offer and sale under the laws of such jurisdictions as you may reasonably request and will maintain such qualifications in effect so long as required for the distribution of such Certificates.  The Company, however, shall not be obligated to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

(e)  The Company or any of its Affiliates will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Certificates in a manner which would require the registration under the Securities Act of the Certificates.

(f)  The Company or any of its Affiliates will not solicit any offer to buy or offer or sell the Certificates by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(g)  While any of the Certificates remain “restricted securities” within the meaning of the Securities Act and for so long as any Class C Certificates remain outstanding, the Company will make available, upon request, to any seller of such Certificates the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(h)  The Company will cooperate with you in your efforts to permit the Class C Certificates to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

(i)  During the period of two years after the Closing Time, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act (“Rule 144”)) to, resell any of the Certificates which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(j)  The Company will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Certificates contemplated hereby.

4.  Conditions to the Obligations of the Initial Purchasers.  The obligations of the Initial Purchasers to purchase and pay for the Certificates pursuant to this Agreement shall be subject in their discretion to the accuracy of and compliance with the representations and warranties of the Company contained herein as of the date hereof and the Closing Time, to the accuracy of the statements of the Company’s officers made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)  At the Closing Time, you shall have received:

(1)  An opinion and a separate negative assurance letter, each dated the day of the Closing Time, of Kenneth F. Khoury, Executive Vice President - General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letters for each of the other Initial Purchasers to the effect set forth in Exhibit A hereto.

(2)  An opinion and a separate negative assurance letter, each dated the day of the Closing Time, of Debevoise & Plimpton LLP, special counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit B hereto.

(3)  An opinion, dated the day of the Closing Time, of Shipman & Goodwin LLP, counsel for U.S. Bank Trust National Association, as the Trustee, Subordination Agent, Loan Trustee, Securities Intermediary under the Indentures and Paying Agent in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit C hereto.

(4)  An opinion, dated the day of the Closing Time, of Shipman & Goodwin LLP, counsel for U.S. Bank National Association, as the Escrow Agent in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit D hereto.

(5)  An opinion, dated the day of the Closing Time, of Richards, Layton & Finger, P.A., tax counsel for the Trustee, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit E hereto.

(6)  An opinion, dated the day of the Closing Time, of Dr. Petra Geiger and Jürgen Necker, counsel for the Liquidity Provider, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit F hereto.

(7)  An opinion, dated the day of the Closing Time, of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Liquidity Provider, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit G hereto.

(8)  An opinion, dated the day of the Closing Time, of Christian Schmid, Esq., Swiss counsel for the Depositary, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit H hereto.

(9)  An opinion, dated the day of the Closing Time, of Barbara Nottebohm, New York counsel for the Depositary, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit I hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

(10)  An opinion, dated the day of the Closing Time, from Shearman & Sterling LLP, counsel for the Depositary, with respect to the enforceability of the Deposit Agreements and other related matters as the Representatives may reasonably require.

(11)  An opinion, dated the day of the Closing Time, from Shearman & Sterling LLP, counsel for the Initial Purchasers, with respect to the issuance and sale of the Certificates, the Disclosure Package, the Final Memorandum and other related matters as the Representatives may reasonably require.

(b)  On or after the date hereof, there shall not have been (i) any change or decrease, specified in the letters referred to in paragraph (c) of this Section 4 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, taken as a whole, the effect of which, in any case referred to in clause (i) or (ii) above, is, in your reasonable judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Certificates as contemplated by the Disclosure Package and the Final Memorandum; and you shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, in the case of clause (ii) above, in the Company and its subsidiaries, (ii) that the representations and warranties in Section 1 hereof and also the representations and warranties of the Company contained in the Operative Documents are true and correct with the same force and effect as though made at such Closing Time, and as to such other matters as you may reasonably request.

(c)  At the time of the execution of this Agreement and also at the Closing Time, (i) Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, together with signed or reproduced copies of such letter or letters for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Disclosure Package and the Final Memorandum, (ii) Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, together with signed or reproduced copies of such letter or letters for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in the Disclosure Package and the Final Memorandum, and (iii) you shall have received a certificate of Edward H. Bastian, President and Chief Financial Officer of the Company, dated the respective dates thereof, substantially in the form of Exhibit J hereto.

(d)  The Company shall have furnished to you and your counsel, in form and substance satisfactory to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters to be covered by the opinions required to be delivered under subsections (a)(10) and (a)(11) of this Section 4 and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

(e)  Each of the Appraisers shall have furnished to the Initial Purchasers a letter from such Appraiser, addressed to the Company and dated the day of the Closing Time, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, Initial Purchaser, trustee, partner, director or person performing similar functions.

(f)  At Closing Time, the Class A Certificates shall be rated at least A- by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”), Baa1 by Moody's Investors Service, Inc. (“Moody’s”) and A- by Fitch Ratings, Inc., respectively, the Class B Certificates shall be rated at least BBB- by S&P and Ba2 by Moody’s, respectively, and the Class C Certificates shall be rated at least B by S&P and B1 by Moody’s, respectively, and such ratings shall not be under surveillance or review with possible negative implications.

(g)  On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's unsecured debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's unsecured debt securities.

All such opinions, certificates, letters and documents shall be deemed to be in compliance with the provisions hereof only if they are in all respects reasonably satisfactory to you and your counsel.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, other than by reason of any default by any Initial Purchaser, such failure to fulfill a condition may be waived by you, or this Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Sections 5, 7 and 10 hereof, which provisions shall remain in effect notwithstanding such termination.

5.  Payment of Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including (i) expenses relating to the preparation, printing, filing and distribution of the Disclosure Package and the Final Memorandum and any amendments thereof or supplements thereto, (ii) expenses relating to the preparation, printing and distribution of any agreement among Initial Purchasers, this Agreement, the Certificates, the Equipment Notes, the Operative Documents, the Blue Sky Survey by the Initial Purchaser’s counsel, (iii) expenses relating to the issuance and delivery of the Certificates to the Initial Purchasers, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) expenses of qualifying the Certificates under state securities laws in accordance with Section 3(d), including filing fees and fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the Blue Sky Survey, (vi) the fees and expenses of the Trustee, the Subordination Agent, the Liquidity Provider, the Escrow Agent, the Paying Agent, the Loan Trustee and the Depositary, and the fees and disbursements of their respective counsel, (vii) any fees charged by rating agencies for rating the Class A Certificates and the Class B Certificates and (viii) certain fees and expenses of counsel for the Initial Purchasers as heretofore agreed.  The Company will also cause to be paid all expenses incident to the performance of its obligations under the Operative Documents and each of the other agreements and instruments referred to therein which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 7 and 11 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Certificates by them, and any advertising expenses connected with any offers they may make.

6.  Offering of Certificates; Restrictions on Transfer.  (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a QIB.  Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, any Certificates by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Certificates only from, and will offer and sell such Certificates only to, persons that it reasonably believes to be QIBs that, in purchasing Certificates, are deemed to have represented and agreed as provided in the Disclosure Package and the Final Memorandum under the caption “Transfer Restrictions”.

(b)  The Initial Purchasers agree that (A) in the aggregate, each class of Certificates will be widely offered and (B) each class of Certificates will be primarily offered in the United States to United States persons.  As used in the preceding sentence, the term “United States person” shall have the meaning set forth in Section7701(a)(30) of the Internal Revenue Code of 1986, as amended.

(c)  Each Initial Purchaser represents that it will not resell or otherwise transfer any Certificates acquired pursuant to this Agreement that are not rated in one of the four highest categories assigned long-term debt or in an equivalent short-term category (within either of which there may be subcategories or gradations indicating relative standing) by at least one nationally recognized statistical rating organization that is not an affiliated person of the Company or the applicable Trust or any person involved in the organization of the Company or the applicable Trust to any person if the Certificates do not have an Investment Grade Rating, other than to a QIB in compliance with Rule 144A, whether or not the Certificates are freely transferable for purposes of the Securities Act, including after the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision).

(d)  The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Representatives, that it will not make, and each of the Initial Purchasers represents and agrees that it has not made and, unless it obtains the prior consent of the Company and the Representatives, that it will not make, any offer relating to the Certificates that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405.

7.  Indemnification and Contribution.  (a)  The Company will indemnify and hold harmless each Initial Purchaser, and each person who controls such Initial Purchaser within the meaning of either the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Memorandum, the Disclosure Package, the Final Memorandum or any Supplemental Offering Materials (taken together with the Disclosure Package) or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each such party for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, (i) that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon, and in conformity with, written information furnished to the Company by any Initial Purchaser through Merrill Lynch specifically for use in connection with the preparation thereof,  it being understood and agreed that the only such information furnished by any Initial Purchaser for inclusion in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum or any Supplemental Offering Materials consists of the following information in the Offering Memorandum furnished on behalf of each Initial Purchaser: the third sentence in the fourth paragraph and the sixth paragraph under the caption “Plan of Distribution” and (iii) the Company will not be liable for any such loss, claim, damage or liability in connection with any settlement of any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if that settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)  Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, each of its directors and officers and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action, but only with reference to written information furnished to the Company by such Initial Purchaser specifically for inclusion in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum or any Supplemental Offering Materials (taken together with the Disclosure Package) or in any amendment thereof or supplement thereto, it being understood and agreed that the only such information furnished by any Initial Purchaser for inclusion in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum or any Supplemental Offering Materials consists of the following information in the Offering Memorandum furnished on behalf of each Initial Purchaser: the third sentence in the fourth paragraph and the sixth paragraph under the caption “Plan of Distribution”.  This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have.

(c)  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action or proceeding (including any governmental investigation), such indemnified party will, if a claim for indemnification in respect thereof is to be made against the indemnifying party under Section 7(a) or (b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 7(a) or (b) hereof, and then only to the extent that the indemnifying party is prejudiced thereby.  In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein (jointly with any other indemnifying party similarly notified), and to the extent that it may elect, by written notice, delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel (in addition to any local counsel), approved by the Initial Purchasers in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice or commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d)  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 7 is due in accordance with its terms but is for any reason unavailable on grounds of policy or otherwise, the Company and the Initial Purchasers shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigation or defending same) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other, from the offering of the Certificates to which such loss, claim, damage, or liability (or action in respect thereof) relates.  If the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Certificates pursuant to this Agreement shall be deemed to be in the same proportion as the total net proceeds from the offering of the Certificates pursuant to this Agreement (net of compensation paid to the Initial Purchasers but before deducting expenses) received by the Company as set forth in the Final Memorandum and the total discounts and commissions received by the Initial Purchasers as set forth in this Agreement, bears to the aggregate offering price of the Certificates as set forth on the cover of the Final Memorandum.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute hereunder in aggregate any amount in excess of the amount by which (i) the total price at which the Certificates resold by it in the initial placement of such Certificates were offered to investors exceeds (ii) the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls any Initial Purchaser within the meaning of either the Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as any Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d).  The obligations of the Initial Purchasers of Certificates in this subsection (d) to contribute are several in proportion to their respective purchase obligations with respect to such Certificates and not joint.

8.  Default.  (a)  If any Initial Purchaser shall default in its obligation to purchase the Certificates which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Certificates on the terms contained herein.  If within thirty-six hours after such default by any Initial Purchaser you do not arrange for the purchase of such Certificates, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Certificates on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Certificates, or the Company notifies you that it has so arranged for the purchase of such Certificates, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Final Memorandum, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Memorandum which in your reasonable opinion may thereby be made necessary.  The term “Initial Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Certificates.

(b)  If, after giving effect to any arrangements for the purchase of the Certificates of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Certificates which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Certificates, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Certificates which such Initial Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the principal amount of Certificates which such Initial Purchaser agreed to purchase hereunder) of the Certificates of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

(c)  If, after giving effect to any arrangements for the purchase of the Certificates of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Certificates which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Certificates, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Initial Purchasers to purchase Certificates of a defaulting Initial Purchaser or Initial Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Initial Purchaser or the Company, except for the expenses to be borne by the Company and the Initial Purchasers as provided in Section 5 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

9.  Termination.  This Agreement shall be subject to termination in your discretion, by notice given to the Company prior to Closing Time, if prior to such time (i) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any material outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable or inadvisable to market the Certificates or to enforce contracts for sale of the Certificates.

10.  Representations, Warranties, Indemnities and Agreements to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Initial Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Initial Purchaser or any controlling person of any Initial Purchaser or the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Certificates.

11.  Liability upon Termination.  If this Agreement shall be terminated pursuant to Section 8 hereof, the Company shall not then be under any liability to any Initial Purchaser except as provided in Sections 5 and 7 hereof; but, if for any other reason, the Certificates are not delivered by or on behalf of the Company as provided herein, because the Company fails to satisfy any of the conditions set forth in Section 4 hereof (other than the condition in Section 4(p) or because of any refusal, inability or failure of the Company to perform any agreement herein or to comply with any provision hereof, other than by reason of a default by the Initial Purchasers), the Company will reimburse the Initial Purchasers through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Initial Purchasers in making preparations for the purchase, sale and delivery of such Certificates, but the Company shall then be under no further liability to any Initial Purchaser with respect to such Certificates except as provided in Section 5 and Section 7 hereof.

12.  Notices.  In all dealings hereunder, you shall act on behalf of each of the Initial Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Initial Purchaser made or given by you jointly or by the Representatives on behalf of you as the representatives.  It is understood and agreed that Merrill Lynch and Credit Suisse are joint book runners for the private placement and any determinations or other actions to be made under this Agreement by you shall require the concurrence of both Merrill Lynch and Credit Suisse.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives, if to Merrill Lynch, in care of Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, NY 10080, Attention:  Structured Finance Group; if to Credit Suisse, in care of Credit Suisse Securities (USA) LLC, One Madison Avenue, New York, NY 10010, Attention: General Counsel of the Americas; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Final Memorandum, Attention:  Chief Financial Officer (with a copy to the General Counsel).  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.  Parties.  This Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchasers, the Company and, to the extent provided in Sections 7 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Initial Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Certificates from any Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

14.  Time of the Essence.  Time shall be of the essence of this Agreement

15.  No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Certificates pursuant to this Agreement, including the determination of the offering price of the Certificates and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

16.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.  Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return one to each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, plus one for our counsel a counterpart hereof, whereupon this letter shall constitute a binding agreement between each of the Initial Purchasers and the Company.  It is understood that your acceptance of this letter on behalf of each of the Initial Purchasers is pursuant to the authority set forth in a form of Agreement among Initial Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

DELTA AIR LINES, INC.

By:	/s/ Paul A. Jacobson
Name: Paul A. Jacobson
Title: Vice President and Treasurer

Accepted as of the date hereof:

Acting on behalf of themselves and the several Initial Purchasers

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ Andrew Loadsman
       Name:  Andrew Loadsman
       Title:    Director

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ James R. Palen Jr.
       Name:  James R. Palen Jr.
       Title:    Director

SCHEDULE I
to
Purchase Agreement

INITIAL PURCHASER	FACE AMOUNT OF CLASS A CERTIFICATES	FACE AMOUNT OF CLASS B CERTIFICATES	FACE AMOUNT OF CLASS C CERTIFICATES

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$392,874,000	$112,781,000	$93,544,000
Credit Suisse Securities (USA) LLC	$392,874,000	$112,781,000	$93,543,000
Barclays Capital Inc.	$34,665,000	$9,951,000	$8,254,000
Calyon Securities (USA) Inc.	$34,665,000	$9,951,000	$8,254,000
Goldma, Sachs & Co.	$34,665,000	$9,951,000	$8,254,000
UBS Securities LLC	$34,665,000	$9,951,000	$8,254,000
Total	$924,408,000	$265,366,000	$220,103,000

SCHEDULE II
to
Purchase Agreement

Class of Pass Through Certificates	Aggregate Face Amount	Interest Rate	Final Expected Regular Distribution Date

Class A Certificates	$924,408,000	6.821%	August 10, 2022
Class B Certificates	$265,366,000	8.021%	August 10, 2022
Class C Certificates	$220,103,000	8.954%	August 10, 2014

SCHEDULE III

Pricing Supplement

CONFIDENTIAL
Pricing Supplement dated October 4, 2007 to the
Preliminary Offering Memorandum dated October 3, 2007

$1,409,877,000

Delta Air Lines, Inc.

2007-1 PASS THROUGH TRUSTS

PASS THROUGH CERTIFICATES, SERIES 2007-1

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated October 3, 2007.  Capitalized terms used but not defined in this Pricing Supplement have the meanings ascribed to them in the Preliminary Offering Memorandum.  The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

Investing in the Certificates involves risks.  See “Risk Factors” beginning on page 19 of the Preliminary Offering Memorandum.

The Class A, Class B and Class C Certificates have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws. Accordingly, the Class A, Class B and Class C Certificates are being offered only to qualified institutional buyers, as defined in, and in reliance on, Rule 144A under the Securities Act.  The Class A, Class B and Class C Certificates may only be transferred in compliance with the restrictions described under “Transfer Restrictions” beginning on page 133 of the Preliminary Offering Memorandum.

Securities:	Class A Pass Through	Class B Pass Through	Class C Pass Through
	Certificates,	Certificates,	Certificates,
	Series 2007-1A	Series 2007-1B	Series 2007-1C

Amount:	$924,408,000	$265,366,000	$220,103,000
Ratings: Fitch Moody’s Standard & Poor’s	A- Baa1 A-	Not rated Ba2 BBB-	Not rated B1 B
Public Offering Price:	100%	100%	100%
144A CUSIP:	247367 BE4	247367 BF1	247367 BG9
144A ISIN:	US247367BE49	US247367BF14	US247367BG96
Coupon/Stated Interest Rate:	6.821%	8.021%	8.954%
Maximum Commitment under the Liquidity Facilities as of the end of the Delivery Period:	$94,580,804.52	$31,927,510.29	-

Make-Whole Spread in respect of the Equipment Notes:	0.40%	0.55%	0.75%
Face Amount Purchased by the Initial Purchasers:
Merrill Lynch, Pierce, Fenner & Smith Incorporated:	$392,874,000	$112,781,000	$93,544,000
Credit Suisse Securities (USA) LLC:	$392,874,000	$112,781,000	$93,543,000
Barclays Capital Inc.:	$ 34,665,000	$ 9,951,000	$ 8,254,000
Calyon Securities (USA) Inc.:	$ 34,665,000	$ 9,951,000	$ 8,254,000
Goldman, Sachs & Co.:	$ 34,665,000	$ 9,951,000	$ 8,254,000
UBS Securities LLC:	$ 34,665,000	$ 9,951,000	$ 8,254,000

Purchase Agreement Date:	October 4, 2007
Trade Date:	October 4, 2007
Settlement Date:	October 11, 2007 (T+ 4) closing date, the fourth business day following the date hereof.
Use of Proceeds:	We expect to receive proceeds of approximately $1,396,507,861 from the sale of the Equipment Notes, after taking into account fees paid to the Initial Purchasers and estimated transaction expenses.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.